Exhibit 1

Transactions sorted by : Insider Issuer name : talisman energy ( Starts with ) Filing date range : December 8, 2004 - December 8, 2004

Issuer name:	Talisman Energy Inc.

Legend:	O - Original transaction, A - First amendment to transaction, A' - Second amendment to transaction, AP - Amendment to paper filing, etc.

Insider's Relationship to Issuer: 1 - Issuer, 2 - Subsidiary of Issuer, 3 - 10% Security Holder of Issuer, 4 - Director of Issuer, 5 - Senior Officer of Issuer, 6 - Director or Senior Officer of 10% Security Holder, 7 - Director or Senior Officer of Insider or Subsidiary of Issuer (other than in 4,5,6), 8 - Deemed Insider - 6 Months before becoming Insider.

Warning:

The closing balance of the " equivalent number or value of underlying securities" reflects the" total number or value of underlying securities" to which the derivative contracts held by the insider relate. This disclosure does not mean and should not be taken to indicate that the underlying securities have, in fact, been acquired or disposed of by the insider.

Transaction ID	Date of transaction YYYY-MM-DD	Date of filing YYYY-MM-DD	Ownership type (and registered holder, if applicable)	Nature of transaction	Number or value acquired or disposed of	Unit price or exercise price	Closing balance	Insider's calculated balance	Conversion or exercise price	Date of expiry or maturity YYYY-MM-DD	Underlying security designation	Equivalent number or value of underlying securities acquired or disposed of	Closing balance of equivalent number or value of underlying securities

Insider name:	TALISMAN ENERGY INC.

Insider's Relationship to Issuer:	1 - Issuer

Security designation:	Common Shares

366807	2004-11-05	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+238,000	31.9879	238,000

366814	2004-11-08	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+262,000	31.0258	500,000

366817	2004-11-09	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+250,000	30.8314	750,000

366821	2004-11-10	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+342,300	30.9555	1,092,300

366825	2004-11-11	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+300,000	30.9620	1,392,300

366839	2004-11-12	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+274,800	31.4529	1,667,100

366875	2004-11-15	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+400,000	30.6542	2,067,100

366883	2004-11-16	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+300,000	30.5194	2,367,100

366899	2004-11-17	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+300,000	30.5971	2,667,100

366905	2004-11-18	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+300,000	30.9781	2,967,100

366923	2004-11-19	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+300,000	31.0911	3,267,100

366931	2004-11-22	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+327,500	30.9785	3,594,600

366935	2004-11-24	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+150,300	32.5256	3,744,900

366947	2004-11-26	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+300,000	33.6038	4,044,900

366967	2004-11-29	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+400,000	33.5417	4,444,900

367000	2004-11-30	2004-12-08	Direct Ownership :	10 - Acquisition or disposition in the public market	+259,500	33.2722	4,704,400

367019	2004-12-01	2004-12-08	Direct Ownership :	38 - Redemption, retraction, cancellation, repurchase	-3,744,900	959,500